UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2019

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C

Rong Cheng Yun Gu Building

Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province

China 710075
 (Address of principal executive offices, including zip code)

(86-29) 8765-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On each of January 31, 2019 and February 27, 2019, China Recycling Energy Corporation, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (together, the “Purchase Agreements”) with Iliad Research and Trading, L.P., a Utah limited partnership (the “Purchaser”), pursuant to which the Company sold and issued to the Purchaser an aggregate of two Convertible Promissory Note (the “Original Notes”), each in the principal amount of $1,050,000. The Purchaser purchased each of the Original Notes with an original issue discount of $50,000. The Original Notes were sold to the Purchaser pursuant to an exemption from registration under Regulation D, promulgated under the Securities Act of 1933, as amended.

The Original Notes bore interest at the rate of 8% per annum. All outstanding principal and accrued interest on the Original Notes would have become due and payable on January 31, 2021 and February 27, 2021, respectively, in each case subject to a potential one-year extension period during which interest would not accrue. The Company’s obligations under the Original Notes could be prepaid at any time, provided that in such circumstance the Company would have paid a 125% premium on any amounts outstanding under the Original Notes. Amounts outstanding under the Original Notes could have been converted at any time, at the Lender’s option, into shares of the Company’s common stock at a conversion price of $3.00 per share, subject to certain adjustments. During the terms of the Original Notes, the Company could not, without the prior written consent of the Purchaser, enter into or effect certain fundamental business transactions. The Purchaser had the option to redeem the Original Notes at any time after the six month anniversary of the date when the purchase price for an Original Note is delivered to the Company (each, a “Purchase Price Date”) in the amounts of up to 50% of the amount outstanding during the nine month period after the applicable Purchase Price Date or any percentage of the amount outstanding under such Original Note at any time after the nine month anniversary of the applicable Purchase Price Date, with such redemption amounts paid in cash or shares of the Company’s common stock, or a combination thereof, at the Company’s election.

Pursuant to an Exchange Agreement dated April 14, 2019 (the “Exchange Agreement”), the Company and the Purchaser agreed to exchange the Original Notes with two new promissory notes with a principal amount of $1,173,480 and $1,165,379.18, respectively (the “Exchange Notes”). All outstanding principal and accrued interest on the Exchange Notes will become due and payable on January 31, 2021 and February 27, 2021, respectively. The Exchange Notes bear interest at the rate of 8% per annum and do not have conversion options in favor of the Purchaser. The Company’s obligations under the Exchange Notes may be prepaid at any time, provided that in such circumstance the Company must pay a 125% premium on any amounts outstanding under the Exchange Notes. Beginning on the date that is six (6) months from the issue date of the respective Original Notes (the “Issue Dates”) and at any time thereafter until the Exchange Notes are paid in full, Purchaser shall have the right to redeem up to $750,000 of the outstanding balance during months six to eight following the respective Issue Date and any amount thereafter.

The representations, warranties and covenants contained in the Purchase Agreements, Original Notes, Exchange Agreement and Exchange Notes (collectively, the “Note Documents”) were made solely for the benefit of the parties to the Note Documents. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Note Documents and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Note Documents are filed with this report only to provide investors with information regarding the terms of transactions, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Note Documents, which subsequent information may or may not be fully reflected in public disclosures.

The Purchase Agreements, Original Notes, Exchange Agreement and Exchange Notes are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 to this Current Report on Form 8-K. The foregoing summaries of the terms of the Note Documents are subject to, and qualified in their entirety by, the Note Documents, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Securities Purchase Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P., dated January 31, 2019.
10.2	Convertible Promissory Note, issued by China Recycling Energy Corporation to Iliad Research and Trading, L.P., dated January 31, 2019.
10.3	Securities Purchase Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P., dated February 27, 2019.
10.4	Convertible Promissory Note, issued by China Recycling Energy Corporation to Iliad Research and Trading, L.P., dated February 27, 2019.
10.5	Exchange Agreement by and between China Recycling Energy Corporation and Iliad Research and Trading, L.P., dated April 14, 2019.
10.6	Promissory Note, issued by China Recycling Energy Corporation to Iliad Research and Trading, L.P., dated January 31, 2019.
10.7	Promissory Note, issued by China Recycling Energy Corporation to Iliad Research and Trading, L.P., dated February 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: April 15, 2019	/s/ Guohua Ku
Guohua Ku, Chairman & Chief Executive Officer

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